As filed with the Securities and Exchange Commission on September 3, 1999
                                                Registration No. 333-_________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                  --------------------------------------------


                         CITIZENS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

    KENTUCKY                                              61-1187135
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


 The Marketplace, Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243
--------------------------------------------------------------------------------
          (Address, including ZIP code, of Principal Executive Offices)


                         Citizens Financial Corporation
1999 STOCK OPTION PLAN
                            (Full title of the plan)

Lane A. Hersman                                    WITH COPIES TO:
Executive Vice President                        H. Alexander Campbell, Esq.
The Marketplace, Suite 300                      Wyatt, Tarrant & Combs
12910 Shelbyville Road                          2800 Citizens Plaza
Louisville, Kentucky 40243                      Louisville, Kentucky 40202
(502) 244-2420                                  (502) 562-7207


(Name, address and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
-----------------------------------------------------------------------------------------------
                                     Proposed              Proposed
Title of securities  Amount to be    maximum offering      maximum aggregate    Amount of
to be registered     Registered      price per share       offering price       registration fee
-----------------------------------------------------------------------------------------------

Class A Stock, no
par value<F1>        110,000         $12.1875 <F2>        $1,340,625<F2>        $372.70<F2>


<F1> The Class A Stock  registered  hereby  will be  adjusted  to  reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), without the need for any post-effective amendment.

<F2> Estimated  solely for the  purpose of  calculating  the  registration  fee, pursuant to Rule 457(h) of the Securities Act, on the basis of $12.1875 per share, the closing sale price of the Class A Common Stock as reported by Nasdaq on August 30, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended March 31, 1999;

                  2. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

                  3. The description of the Registrant's Class A Stock contained in the Registrant's Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article XIII of the Registrant's Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest, intentional misconduct, bad faith, known violations of law, unlawful distributions or from which a director derives an improper personal benefit.

                  The circumstances under which Kentucky law requires or permits a Kentucky corporation such as the Registrant to indemnify its directors, offices, employees and/or agents are set forth at KRS 271B.8-500, ET SEQ.

                  Generally, under KRS 271B.8-500 ET SEQ., a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                  [1]  he or she conducted himself in good faith; and

                  [2] he or she reasonably believed [a] in the case of conduct in his or her official capacity with the corporation that his or her conduct was in its best interests; and [b] in all other cases, that his or her conduct was at least not opposed to its best interests; and

                  [3] in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

                  A corporation may not indemnify a director:

                  [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  [2] in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

                  Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                  Article XII of the Registrant's Restated Articles of Incorporation requires the Registrant to indemnify, to the maximum extent permitted by law, its officers and directors against costs and expenses (including but not limited to attorneys' fees) and any liabilities (including but not limited to judgments, fees, penalties and settlements) paid by or imposed against any such persons in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of the Registrant, or otherwise, because such person is or was a director or officer of the Registrant or was serving as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity at the request of the Registrant.

                  Notwithstanding any right to indemnification provided by the Act, Article XII of the Registrant's Restated Articles of Incorporation permits, but does not require, the Registrant to indemnify its employees or agents, to the maximum extent permitted by law, against costs and expenses (including but not limited to attorneys' fees) and any liabilities (including but not limited to judgments, fines penalties and settlements) paid by or imposed against any such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of the Registrant or otherwise, because such person is or was an employee or agent of the Registrant or was serving as as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity at the request of the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.  EXHIBITS

                  See Exhibit Index on page II-7, which is incorporated herein by reference.


ITEM 9.  UNDERTAKINGS

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                     (ii) To reflect  in  the prospectus  any   facts  or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any  material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 23rd day of August, 1999.

                                    CITIZENS FINANCIAL CORPORATION

                                    By:  /S/ DARRELL R. WELLS

                                    Title: PRESIDENT AND CHEIF EXECUTIVE OFFICER

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lane A. Hersman and Brent L. Nemec, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the dates and in the capacities indicated.

NAME                          CAPACITY                            DATE


/S. DARRELL R. WELLS         Chairman of the Board, President,  August 23, 1999
Darrell R. Wells             Chief Executive Officer and
                             Director (Principal
                             Executive Officer)

/S/ LANE A. HERSMAN          Executive Vice President, Chief    August 23, 1999
Lane A. Hersman              Operating Officer and Director

/S/ BRENT L. NEMEC            Vice President, Accounting,       August 23, 1999
Brent L. Nemec                Treasurer and Chief
                              Financial Officer and Treasurer
                              (Principal Financial and
                              Accounting Officer)


/S/ JOHN H. HARRALSON, JR.    Director                          August 21, 1999
John H. Harralson, Jr.


/S/ FRANK T. KILEY            Director                          August 23, 1999
Frank T. Kiley


/S/ CHARLES A. MAYS           Director                          August 23, 1999
Charles A. Mays


/S/ EARLE V. POWELL           Director                          August 24, 1999
Earle V. Powell


/S/ THOMAS G. WARD            Director                          August 23, 1999
Thomas G. Ward


/S/ MARGARET A. WELLS         Director                          August 21, 1999
Margaret A. Wells

                                  EXHIBIT INDEX

     4.1 Restated Articles of Incorporation of Citizens Financial Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-KSB for the year ended December 31,
                  1998).

     4.2 Amended and Restated Bylaws of Citizens Financial Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

     5.1          Opinion of Wyatt, Tarrant & Combs.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.1).

     24.1         Power  of  Attorney   (included  on  Signature  Page  to  this
                  Registration Statement).